Exhibit 99.1

TRUSTEE’S DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, Boeing Note-Backed Series 2003-7

*CUSIP:	21988G262	Class	A-1
	21988GCL8	Class	A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 18, 2014.

INTEREST ACCOUNT

Balance as of August 15, 2013		$0.00
Scheduled Income received on securities		$1,263,893.75
Unscheduled Income received on securities		$0.00

LESS:
Distribution to Class A-1 Holders	–$	1,248,417.50
Distribution to Class A-2 Holders	–$	15,476.25
Distribution to Depositor	–$	0.00
Distribution to Trustee	–$	0.00
Balance as of February 18, 2014		$0.00

PRINCIPAL ACCOUNT

Balance as of August 15, 2013		$0.00
Scheduled Principal received on securities		$0.00

LESS:
Distribution to Holders	–$	0.00
Balance as of February 18, 2014		$0.00

UNDERLYING SECURITIES HELD AS OF February 18, 2014

Principal Amount	Title of Security

$41,270,000	The Boeing Company, 6 1/8% Notes due February 15, 2033
CUSIP: 097023AU9

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.